EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-157573 on Form S-3 and Registration Statements No. 033-61335, 333-01667, 333-75235, 333-37390, 333-85830, 333-85828, 333-85826, 333-85824, 333-85822, 333-85818, 333-85820, 333-108046, 333-120293, 333-129011, 333-145459, 333-154522 and 333-154523 on Form S-8 of our report dated February 25, 2009 (May 13, 2009 as to the effects of the adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interest in Consolidated Financial Statements—An Amendment of ARB 51, as discussed in Note 4) relating to the consolidated financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to International Paper Company’s adoption of new accounting standards) of International Paper Company, and our report dated February 25, 2009 relating to the effectiveness of International Paper Company’s internal control over financial reporting appearing in this Current Report on Form 8-K dated May 13, 2009 of International Paper Company.

Memphis, Tennessee

May 13, 2009